Exhibit 10.8

FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED CONSENT AND WAIVER

FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED CONSENT AND WAIVER (this “Amendment”) dated as of May 28, 2014, by and among

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to WELLS FARGO RETAIL FINANCE, LLC (“Lender”),

GREAT AMERICAN GROUP WF, LLC, a California limited liability company (“Original Borrower”), and any other affiliate of Original Borrower party hereto (such affiliates, together with Original Borrower, each a “Borrower” and collectively “Borrowers” and Borrower, together with GAG Inc. (defined below), Great American (defined below), and/or any Subsidiary of any of the foregoing which is or which becomes a party to any Loan Document from time to time, the “Credit Parties”).

WHEREAS:

A. Borrowers and Lender are party to that certain Second Amended & Restated Credit Agreement dated as of July 15, 2013 (as may be amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), pursuant to which Lender agreed, subject to the terms and conditions thereof, to extend credit and make certain other financial accommodations available to Borrowers;

B. Great American Group, Inc., a Delaware corporation (“GAG Inc.”) and Great American Group, LLC, a California limited liability company (“Great American”) are parties to that certain Third Amended and Restated Guaranty dated as of July 15, 2013 (as may be amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Guaranty”), pursuant to which GAG Inc. and Great American jointly and severally unconditionally guaranteed to Lender payment of (among other things) all obligations under the Credit Agreement and other Loan Documents;

C. Credit Parties have informed Lender that GAG Inc. is contemplating entering into a series of transactions consisting of the following (collectively, the “Transactions”):

(i)	a reverse stock split of GAG Inc.’s issued and outstanding common stock at a ratio of 1-for-20 (the “Reverse Stock Split”);
(ii)	issuance and sale by GAG Inc. to certain investors, in a private placement, of an aggregate of approximately 206,000,000 shares (prior to adjustment for the Reverse Stock Split) of GAG Inc.’s common stock at a purchase price of $0.25 per share (prior to adjustment for the Reverse Stock Split) for aggregate gross proceeds to GAG Inc. of approximately $51.4 million (the “Private Placement”);
(iii)	payment by GAG Inc. of an aggregate of $30 million, plus accrued interest through the applicable payoff date, to Andrew Gumaer, GAG Inc.’s Chief Executive Officer and Chairman, and Harvey Yellen, GAG Inc.’s President and Vice Chairman (collectively, the “Great American Members”), in exchange for the complete satisfaction of all amounts owed to the Great American Members pursuant to certain Subordinated Unsecured Promissory notes, dated as of July 31, 2009 (as amended, restated or modified from time to time), issued by GAG Inc. to such Great American Members (such repayment, the “Debt Repayment”); and
(iv)	acquisition by GAG Inc. through a series of mergers and securities purchases of B. Riley and Co. Inc., B. Riley & Co. Holdings, LLC and Riley Investment Management LLC, each of which is wholly or majority owned by Bryant Riley, a director of GAG Inc., in exchange for the issuance to Bryant Riley of 84,000,000 shares (prior to adjustment for any splits, recapitalization or the like, including the Reverse Stock Split) of GAG Inc.’s common stock (such transactions, collectively, the “Acquisition”).

D. Credit Parties have requested that Lender consent to the Reverse Stock Split and Debt Repayment, waive a certain anticipated Event of Default arising out of the Private Placement, and effect certain amendments to the Credit Agreement in connection with the Acquisition, all as more specifically set forth herein, and Lender is willing to effect such changes on the terms and conditions hereinafter set forth.

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NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1.                  Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

2.                  Limited Consent. In accordance with, and in reliance on, representations and warranties by Borrowers herein, Lender hereby consents to the Reverse Stock Split and the Debt Repayment. This limited consent shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle any Credit Party to any other or further consent in any similar or other circumstances.

3.                  Limited Waiver. The following Event of Default (the “Anticipated Event of Default”) is expected to occur under Section 9.1(p) of the Credit Agreement upon the consummation of the Private Placement: a Change of Control is expected to occur as a result of Permitted Holders (as such term is defined in the Credit Agreement prior to giving effect to the amendments thereto provided for herein) ceasing to own, directly or indirectly, at least 15% of the Capital Stock of GAG Inc. having the right to vote for a majority of the Board of Directors of GAG Inc. Effective as of the date that the Private Placement is consummated (but not prior to such date), Lender hereby waives, on a one-time basis, the Anticipated Event of Default. This limited waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle any Credit Party to any other or further waiver in any similar or other circumstances.

4.                  Amendments to Credit Agreement. Effective as of the date that the Acquisition is consummated (but not prior to such date), the Credit Agreement shall be amended as follows:

(i) Change of Control. The definition of “Change of Control” is hereby deleted in its entirety and the following is substituted in its stead:

““Change of Control” shall mean, at any time:

(a)       occupation of a majority of the seats (other than vacant seats) on the Board of Directors (or other body exercising similar management authority) of GAG Inc. by Persons who are not Continuing Directors and were neither (i) nominated by the Permitted Holders nor (ii) appointed by directors so nominated;

(b)       any Person or “group” (within the meaning of the Securities and Exchange Act of 1934, as amended), other than a Permitted Holder, is or becomes the beneficial owner (within the meaning of Rule 13d-3 or 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such Person or group shall be deemed to have “beneficial ownership” of all Capital Stock that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (i) twenty-five percent (25%) or more (on a fully diluted basis) of the total then outstanding Capital Stock of GAG Inc. entitled to vote for the election of directors of GAG Inc., and (ii) Capital Stock of GAG Inc. entitled to vote for the election of directors of GAG Inc. in an amount greater than the number of shares of such Capital Stock beneficially owned by the Permitted Holders (or over which the Permitted Holders have voting control);

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(c)        GAG Inc. fails at any time to own, directly or indirectly, 100% of the Capital Stock of Great American free and clear of all Liens (other than Permitted Encumbrances);

(d)        Great American fails at any time to own, directly or indirectly, 100% of the Capital Stock of any Borrower free and clear of all Liens (other than Permitted Encumbrances) and/or ceases to manage any Borrower’s business and operations; and

(e)        either of Harvey Yellen or Andrew Gumaer: (i) ceases to be actively engaged in the management and day-to-day operations and administration of any of the Credit Parties (including, without limitation, any Borrower) or (ii) ceases to be a Continuing Director of GAG Inc. and Great American.

(ii) Permitted Holders. The definition of “Permitted Holders” is hereby deleted in its entirety and the following is substituted in its stead:

““Permitted Holders” shall mean Harvey Yellen, Andrew Gumaer and Bryant Riley.

5.                  Representations and Warranties. Borrowers represent and warrant to Lender that:

(a)                the representations and warranties set forth in the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof, as though made on such date, and as if each reference therein to “this Agreement” or the “Credit Agreement” or the like includes reference to this Amendment and the Credit Agreement as amended hereby (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such earlier date);

(b)           the execution, delivery and performance of this Amendment by each Credit Party (i) are all within such Credit Party’s corporate powers, (ii) are not in contravention of any Laws or the terms of such Credit Party’s Organization Documents, or any indenture, agreement or undertaking to which such Credit Party is a party or by which such Credit Party or its property is bound, and (iii) shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Lender pursuant to the Credit Agreement and the other Loan Documents as amended hereby;

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(c)            this Amendment and each other agreement or instrument to be executed and delivered by Credit Parties in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of such Credit Party and, if necessary, its stockholders, as the case may be, and the agreements and obligations of each Credit Party contained herein and therein constitute the legal, valid and binding obligations of such Credit Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity;

(d)           after giving effect to this Amendment, no Default or Event of Default exists as of the date hereof; and

(e)            no action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party (other than, in each case, actions, filings or consents that have already been taken, made or obtained) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment.

6.                  Conditions Precedent. The consent and amendments set forth in this Amendment shall not be effective until each of the following conditions precedent are satisfied in a manner satisfactory to Lender:

(a)                receipt by Lender of this Amendment, duly authorized and executed by each Credit Party;

(b)               to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of Choate, Hall & Stewart LLP, counsel to the Agent) required to be reimbursed or paid by Credit Parties pursuant to the terms of the Credit Agreement;

(c)                after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein; and

(d)               all orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Governmental Authority, or any other Person required to authorize or otherwise required in connection with the execution, delivery and performance by each Credit Party of this Amendment and the transactions contemplated, shall have been obtained and shall be in full force and effect.

For the avoidance of doubt, (i) consummation of the Private Placement shall be a condition precedent to the effectiveness of the limited waiver set forth in Section 3 above and (ii) consummation of the Acquisition shall be a condition precedent to the effectiveness of the amendments set forth in Section 4 above.

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7.                  Effect on Loan Documents. As amended hereby, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed by each Credit Party in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of Lender under the Credit Agreement or the other Loan Documents. Each Credit Party hereby ratifies and confirms in all respects all of its obligations and any prior grant of a security interest under the Credit Agreement and the other Loan Documents.

8.                  Further Assurances. Each Credit Party shall execute and deliver all agreements, documents and instruments, each in form and substance satisfactory to Lender, and take all actions as Lender may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by Lender and to fully consummate the transactions contemplated under this Amendment and the Credit Agreement, as modified hereby.

9.                  Release. Each Credit Party hereby remises, releases, acquits, satisfies and forever discharges Lender, its agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of Lender, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, against Lender, its agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of Lender (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, each Credit Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of Lender or other Releasees on or prior to the date hereof.

10.              No Novation; Entire Agreement. This Amendment is not a novation or discharge of the terms and provisions of the obligations of Credit Parties under the Credit Agreement and the other Loan Documents. There are no other understandings, express or implied, among Credit Parties and Lender regarding the subject matter hereof or thereof.

11.              Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

12.              Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic transmission also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

13.              Construction. This Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement. Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

GREAT AMERICAN GROUP WF, LLC., a California limited liability company

By: __/s/ Phillip J. Ahn_________________

Name: Phillip J. Ahn

Title: Chief Financial Officer, Chief Operating Officer

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WELLS FARGO BANK, NATIONAL ASSOCIATION

By: _/s/Joseph Burt___________________

Name: Joseph Burt

Title:Director

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ACKNOWLEDGEMENT AND AGREEMENT

Each of the undersigned hereby acknowledges and agrees to the provisions of the foregoing Amendment applicable to it, including but not limited to the releases set forth in Section 9.

GREAT AMERICAN GROUP, INC., a Delaware corporation

By: /s/ Phillip J. Ahn_______________________

Name: Phillip J. Ahn

Title: Chief Financial Officer, Chief Operating Officer

great american group, llc, a California limited liability company

By: /s/ Phillip J. Ahn________________________________

Name: Phillip J. Ahn

Title: Chief Financial Officer, Chief Operating Officer

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